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                                                                   Exhibit 10.17

                            ASSET PURCHASE AGREEMENT


            AGREEMENT made as of May 14, 2001 among DF ACQUISITION CORP. ("Purchaser"), a New York corporation with a principal place of business at 10 East 40th Street, New York, New York 10016, DELTAFORCE PERSONNEL SERVICES, INC. ("Seller"), a New York corporation with a principal place of business at 58 West 40th Street, New York, New York 10018 and 5B TECHNOLOGIES CORPORATION ("Shareholder"), a Delaware corporation with a principal place of business at 1 Jericho Plaza, Jericho, New York 11753.

                              W I T N E S S E T H:
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            WHEREAS, Seller has been and is engaged in business as an employment agency providing permanent and temporary job placements and the business activities relevant and related thereto (the "Business"); and

            WHEREAS, Shareholder is the sole shareholder of Seller; and

            WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets, real and personal, tangible and intangible, of Seller for the consideration and on the other terms and conditions set forth in this Agreement.

            NOW, THEREFORE, the parties agree as follows:

1. CERTAIN DEFINED TERMS IN THIS AGREEMENT. As used in this Agreement, the following terms shall have the following meanings:

                  1.1 BEST EFFORTS -- shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to achieve that result.

                  1.2 CLOSING -- shall mean the consummation of the Contemplated Transactions in accordance with the terms and upon the conditions set forth in this Agreement.

                  1.3 CLOSING DATE -- shall mean the effective date of this Agreement as set forth in the initial paragraph of this Agreement.

                  1.4 CONTRACT -- shall mean any oral or written contract, agreement understanding, commitment or arrangement.

                  1.5 CONTEMPLATED TRANSACTIONS -- shall mean all of the transactions contemplated by this Agreement, including, but not limited to the sale of the Purchased Assets (as defined in section 2.1) by Seller to Purchaser, the execution, delivery and performance of the Consulting Agreement (as defined in section 6.1.4), and the performance by Seller, Purchaser and Shareholder of their respective agreements, covenants and obligations pursuant to this Agreement.

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                  1.6 EMPLOYEE -- shall mean, when used in the context of
Seller, an employee or consultant of Seller, whether full- or part-time, temporary or permanent and whether working directly for Seller or as an assignment employee or consultant for clients of Seller. The term employee shall also include recruitment candidates whom Seller has assisted or is assisting in seeking direct employment with its clients.

                  1.7 FINANCIAL STATEMENTS -- shall mean the audited balance sheet, statements of income, cash flow and changes in financial position, supporting schedules and all related footnotes of Seller for its two calendar years ending immediately prior to the date of this Agreement, as well as all interim statements since the end of its most recent calendar year.

                  1.8 PERSON -- shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or governmental body.

2.          PURCHASED ASSETS.

                  2.1 IN GENERAL. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, at the Closing all of Seller's assets (except the Excluded Assets, as defined in section 2.3) whether real or personal, tangible or intangible, fixed or contingent, including, but not limited to, all of Seller's right, title and interest in (1) equipment; (2) furniture and fixtures; (3) supply inventory;
(4) assumed names, trade names and trademarks, proprietary information and other intangible assets (including, but not limited to, the names "DeltaForce Personnel Services" and "Wordsmiths" (and derivatives of either thereof) (the "Intellectual Property"); (5) executory Contracts to which Seller is a party (including, but not limited to, agreements with employees or clients); (6) files, client records and other information necessary to the operation of the Business (including, but not limited to, lists of active and inactive clients);
(7) except as specifically provided in section 2.3.2, book and records (8) all telephone and telecopier numbers, e-mail accounts and web sites associated with the Business; and (9) goodwill (collectively, the "Purchased Assets").

                  2.2 CORPORATE NAME. Seller shall promptly after the Closing cause to be filed with the applicable government offices, at Seller's expense, certificates of amendment to its Certificate of Incorporation and any filed out-of-state qualification changing its corporate name so as not to contain the words "DeltaForce," "Wordsmiths" or "Personnel" or words similar thereto or any word containing any recognizable component thereof. Seller shall cooperate in any actions by Purchaser to adopt the words "DeltaForce Personnel" or "Wordsmiths" in its corporate name or as a fictitious name under which Purchaser would be authorized to conduct business. Each of Seller and Shareholder covenants and agrees not to, at any time after the Closing, conduct any business, directly or indirectly, under any name which includes the words "DeltaForce," "Wordsmiths" or "Personnel" or words similar thereto or any word containing any recognizable component thereof.


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                  2.3   EXCLUDED ASSETS. Notwithstanding the generality of this
section 2, Seller is not selling, and Purchaser is not purchasing, the following assets (the "Excluded Assets"):

                        2.3.1 Seller's corporate minute book, seal, stock ledger and similar type items.

                        2.3.2 Seller's original financial records and books of account; provided, however, that Seller shall supply, at its expense, copies of all such to Purchaser to the extent necessary to carry out the intent of this Agreement.

                        2.3.3 Seller's cash, cash equivalents and similar assets.

                        2.3.4 Seller's accounts receivable. To the extent any of Seller's clients make payment with respect to Seller's accounts receivable to Purchaser, the proceeds of such payment shall be treated in accordance with section 2.4.

                        2.3.5 Such other assets as are reflected on Exhibit 2.3.

                  2.4   ACCOUNTS RECEIVABLE.

                        2.4.1 COLLECTION AND REMITTANCE OF RETAINED RECEIVABLES. Within three (3) business days following the Closing, Seller shall deliver to Purchaser a schedule of accounts receivable outstanding for services rendered up to and including midnight (12:00 a.m. E.S.T.) on the day immediately preceding the Closing Date (the "Retained Receivables"), which shall include the client's name, invoice number, invoice date and amount. Such schedule shall be accompanied by copies of the invoices described therein. Following the Closing, Purchaser shall, on the fifth business day following the 15th of each month and the fifth business day following the last day of each month, pay over to Seller any and all payments with respect to the Retained Receivables received (in good funds) by Purchaser. Purchaser shall cooperate with Seller in seeking to collect the Retained Receivables as reasonably requested from time to time by Seller, provided that Seller shall pay Purchaser's out-of-pocket expenses related thereto.

                        2.4.2 REPORTING. Purchaser shall, simultaneously with each payment pursuant to section 2.4.1, deliver to Seller a report indicating the Retained Receivables it has received and turned over to Seller. Each such report shall also be accompanied by copies of any written communications received providing status updates with respect to any of the Retained Receivables. In the event there is any discrepancy between the report provided by Purchaser and Seller's records, Purchaser and Seller shall attempt in good faith to reconcile such discrepancy, together with the relevant client if necessary.

3.          PURCHASE PRICE/PAYMENT.

                  3.1 PURCHASE PRICE. In consideration of the Purchased Assets, Purchaser shall pay to Seller the sum of $710,000 (the "Purchase Price"), and shall assume the Assumed Liabilities (as defined in section 3.3).


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                  3.2   PAYMENT. The Purchase Price shall be paid as follows:

                        3.2.1 CLOSING PAYMENT. At the Closing, Purchaser shall pay to Seller $568,000 (the "Closing Payment") towards the Purchase Price in cash or by certified or bank check payable to Seller.

                        3.2.2 DEFERRED PAYMENT. Nine months from the Closing Date, Purchaser shall pay to Seller $142,000 (the "Deferred Payment") representing the remaining Purchase Price owed in excess of the Closing Payment.

                  3.3   ASSUMED LIABILITIES.

                        3.3.1 ASSUMPTION AGREEMENT. In further consideration of the Purchased Assets, Purchaser and Seller have simultaneously with the execution of this Agreement, executed and delivered a certain assignment and assumption agreement (the "Assumption Agreement") pursuant to which Purchaser is assuming those liabilities of Seller set forth on Schedule I of the Assumption Agreement (such scheduled liabilities being the "Assumed Liabilities"), including those liabilities of Seller relating to the period after the Closing Date with respect to those executory Contracts to which Seller is a party and which are reflected on such Schedule I (the "Assigned Contracts").

                        3.3.2 OFFICE SPACE. Purchaser shall be granted full access to Seller's office space at 58 West 40th Street, New York, New York (the "Office Space") from and after the Closing, and Seller and Purchaser shall cooperate with one another to move the tangible Purchased Assets (such move to be at Purchaser's expense; the "Move") to a location selected by Purchaser. The Move shall be completed by Purchaser by May 31, 2001, provided that Purchaser may elect to leave certain items of office furniture at the Office Space (such items to thereby be deemed excluded from the Purchased Assets and remain the property of Seller). Purchaser shall reimburse Seller for the pro rata share of monthly rent with respect to the Office Space attributable to the period from the Closing Date through the later of May 31, 2001 or the date the Move is actually completed.

                        3.3.3 NO OTHER LIABILITIES. No liabilities other than those set forth in this section 3.3, including, but not limited to, liabilities with respect to executory Contracts to which Seller is a party but which are not identified as Assigned Contracts, are to be assumed except as the parties may agree.

                  3.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as provided in Exhibit 3.4. Pursuant to
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), the parties shall complete and file Internal Revenue Service Form 8594 (Asset Acquisition Statement) and any other documents necessary in connection therewith in accordance with the allocation of the Purchase Price provided for in this section 3.4.


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                  3.5 EXPENSES. Each party shall bear its own costs, including, without limitation, legal and accounting fees, incurred by it in connection with negotiating and consummating this Agreement and the Contemplated Transactions.

4. SELLER'S AND SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. Seller and Shareholder, jointly and severally, represent and warrant to Purchaser the matters set forth below. These are continuing representations and warranties, and shall survive the Closing as provided in section 8.5, notwithstanding any investigation by
            Purchaser:

                  4.1   CORPORATE STRUCTURE.

                        4.1.1 SELLER. Seller (1) is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York; (2) is in good standing and qualified in all states and other jurisdictions where Seller is doing business as required by law, which states and jurisdictions are identified on Exhibit 4.1.1A; (3) is not qualified and has not done business as a foreign corporation in any other state or other jurisdiction and has not, at any time prior to the date of this Agreement, received any communications from any state or other jurisdiction asserting that its activities require that it be qualified to do business in that state or other jurisdiction; and (4) has received all approvals of Federal, state and local authorities necessary for it to conduct its business as currently being conducted. True, complete and current copies of Seller's Certificate of Incorporation and By-Laws are attached as Exhibit 4.1.1B.

                        4.1.2 SHAREHOLDER. Shareholder (1) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (2) is in good standing and qualified to do business in the State of New York; and (3) has received all approvals of Federal, state and local authorities necessary for it to conduct its business as currently being conducted. True, complete and current copies of Shareholder's Articles of Incorporation and By-Laws are attached as Exhibit 4.1.2.

                  4.2 CONDUCT OF BUSINESS. Seller has all requisite power and authority to own its property and operate its business as and where such is now being conducted. Seller is not a party to nor subject to any Contract, judgment, order or decree which will or may restrict the conduct of its business in any jurisdiction or location.

                  4.3 AUTHORIZED CAPITAL STOCK. The total authorized capital stock of Seller consists of 200 shares of common stock, no par value, and there are no shares of preferred stock. All issued and outstanding shares are validly issued in accordance with all applicable laws and are fully paid and non-assessable. There are no outstanding subscriptions, offers, options, rights, warrants, convertible securities, or other Contracts, commitments or contingencies obligating or requiring the issuance of any additional shares or other securities of Seller.

                  4.4 NO SUBSIDIARIES OR AFFILIATES. Seller has no wholly or partly owned subsidiaries, has never had any wholly or partly owned subsidiaries, nor is it a party to any joint venture or partnership, nor does it have any direct or indirect interest either by way of stock


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ownership or otherwise, in any other person, nor are there any outstanding offers by Seller with respect to any such matter.

                  4.5 SHAREHOLDER. Shareholder (1) is the sole record and beneficial owner of all of Seller's issued and outstanding capital stock, free and clear of all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever; and (2) has full capacity and authority under law to contract with Purchaser to do and perform all of its obligations under this Agreement and as contemplated by the Contemplated Transactions.

                  4.6 NO CONFLICT. The execution and delivery of this Agreement and the documents to be executed and delivered pursuant to this Agreement to accomplish the Closing of the Contemplated Transactions do not and will not on the Closing Date (1) conflict, contravene or violate any provision of Seller's or Shareholder's Certificate or Articles of Incorporation or By-Laws or any resolution adopted by the board of directors of Seller or Shareholder;
(2) result in a breach by Seller or Shareholder, or constitute a default under, or permit the termination of, or cause the acceleration of the maturity of, any of the terms, conditions, or provisions of any Contract to which Seller or Shareholder is a party or by which Seller or Shareholder or any of their assets may be bound or affected; (3) violate any statute, law, regulation, judgment, order, writ, injunction, decree or demand of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, to which Seller or Shareholder is named as a party; (4) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever; or (5) cause Purchaser, Seller or Shareholder to become subject to, or to become liable for the payment of, any Tax (as defined in section 4.22).

                  4.7   AUTHORIZATION.

                        4.7.1 SELLER. Seller has full corporate power and authority to enter into this Agreement and any Contract provided for herein and to carry out the Contemplated Transactions. The board of directors and sole shareholder of Seller have duly authorized and approved the execution, delivery and performance of this Agreement, each Contract and document provided for herein and the Contemplated Transactions, and no other corporate proceedings on the part of Seller are necessary to authorize and approve such execution, delivery and performance. This Agreement and each Contract provided for herein to which Seller is a party has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy laws or similar laws affecting creditors' rights generally).

                        4.7.2 SHAREHOLDER. Shareholder has full corporate power and authority to enter into this Agreement and any Contract provided for herein and to carry out the Contemplated Transactions. The board of directors of Shareholder has duly authorized and approved the execution, delivery and performance of this Agreement, each Contract and document provided for herein and the Contemplated Transactions, and no other corporate proceedings on the part of Shareholder are necessary to authorize and approve such execution, delivery and performance. This Agreement and each Contract provided for herein to which


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Shareholder is a party has been duly executed and delivered by Shareholder and constitutes the valid and binding agreement of Shareholder enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy laws or similar laws affecting creditors' rights generally).

                  4.8 MINUTE BOOKS AND STOCK BOOKS. The minute books for Seller provided to Purchaser contain true originals or copies of all minutes of meetings of and corporate actions taken by, the shareholders, the board of directors and all committees of the board of directors of Seller and are reflective of actions taken on those occasions in all material respects. The stock books of Seller provided to Purchaser provide a complete and accurate record of the issuance, transfer and holders of all stock of Seller ever declared, paid, authorized or issued.

                  4.9 GOVERNMENTAL AUTHORITIES. Seller is not required to submit any notice, report or other filing to any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  4.10  PURCHASED ASSETS.

                        4.10.1 TITLE. Other than leased assets and licensed software, Seller has, and hereby conveys to Purchaser, effective as of the Closing Date, good and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability. Simultaneously with the execution of this Agreement, Seller has delivered to Purchaser evidence satisfactory to Purchaser of the release of any liens which appear of record against any of the Purchased Assets.

                        4.10.2 IDENTIFICATION OF TANGIBLE ASSETS. Exhibit 4.10.2 lists all of the tangible assets included within the Purchased Assets, setting forth for each item its date of acquisition, location and cost.

                        4.10.3 CONDITION. All of the tangible assets included within the Purchased Assets are in operating condition and repair, normal wear and tear excepted. Each item of tangible equipment can operate substantially in accordance with its specifications.

                        4.10.4 CONDUCT OF BUSINESS. The Purchased Assets comprise substantially all of the assets of Seller used by it and are sufficient to carry on the Business as presently conducted by Seller.

                  4.11 REGULATORY COMPLIANCE. Seller has not violated, nor is Seller currently in violation of, any zoning or building statutes, ordinances or regulations or other laws, statutes, ordinances or regulations relating to the Purchased Assets or their use. To the extent that Seller holds a properly issued waiver for any condition presently existing which would otherwise constitute such a violation, such waivers are described on Exhibit 4.11.


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                  4.12  EXHIBITS. Each of the following Exhibits which have been furnished by Seller to Purchaser and which are incorporated herein by reference, is complete and the information contained therein is correct in all material respects:

                        4.12.1 Exhibit 4.12.1 -- REAL PROPERTY LEASES -- lists the parties, date and subject property of all Contracts to which Seller is a party, as lessor, lessee, sublessor, sublessee or otherwise, concerning the lease or rental of real property or any interest in real property.

                        4.12.2 Exhibit 4.12.2 -- PERSONAL PROPERTY LEASES -- lists the parties, date and subject property of all Contracts to which Seller is a party, as lessor, lessee or otherwise, concerning the lease or rental of personal property or any interest in personal property.

                        4.12.3 Exhibit 4.12.3 -- INTANGIBLE PROPERTY -- lists all intangible personal property used by Seller, including, without limitation, trademarks, trade names, service names, service marks, patents, patent licenses and registrations or applications for any and all of the foregoing.

                        4.12.4 Exhibit 4.12.4 -- MISCELLANEOUS CONTRACTS -- lists each Contract of the following types to which Seller is a party (to the extent not set forth in any other Exhibit):

                               4.12.4.1 For delivery of its services over a
period of more than 30 days from the date of this Agreement.

                               4.12.4.2 Involving an expenditure of more than
$2,500 for the purchase of any services, materials, supplies or equipment.

                               4.12.4.3 For capital expenditures.

                               4.12.4.4 Continuing over a period of more than
one year from its date, which is not terminable by Seller upon not more than 30 days' notice.

                               4.12.4.5 For the sale of any capital asset.

                               4.12.4.6 Not made in the ordinary course of
business.

                               4.12.4.7 Which has, or may have, a material
effect on the business of Seller or its future business prospects.

                        4.12.5 Exhibit 4.12.5 -- PERMITS -- lists all permits, licenses and other approvals, authorizations and waivers which are necessary to, or held by Seller in connection with, Seller's conduct of the Business, together with the title, issuing agency and expiration date thereof.


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                        4.12.6 Exhibit 4.12.6 -- EMPLOYEES -- lists each
employee and consultant (part or full time) of Seller, and the position, title, remuneration and date of employment of each such employee or consultant. This Exhibit also lists the date and amount of the next salary increase, if any, which Seller would expect to grant to such person pursuant to its normal and standard policies. This Exhibit separately identifies employees and consultants providing services directly to Seller and employees and consultants who provide temporary services to Seller's clients.

                        4.12.7 Exhibit 4.12.7 -- EMPLOYMENT AGREEMENTS -- lists each Contract of the following types to which Seller is a party:

                               4.12.7.1 Each employment Contract, other than
union contracts, between Seller and any of its employees, including, without limitation, any bonus, incentive or deferred compensation plan and any confidentiality or non-competition agreements.

                               4.12.7.2 Each retention Contract between Seller
and any of its consultants, including, without limitation, any bonus, incentive or deferred compensation plan and any confidentiality or non-competition agreements.

                               4.12.7.3 Each plan providing for pension,
retirement, profit sharing, bonus, stock option, stock purchase, life insurance, medical insurance, disability insurance, vacations and other employee benefits or compensation (including, but notlimited to, plans constituting "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")). As used in this Agreement, the term "Benefit Plans" refers to any plan disclosed on Exhibit 4.12.7 or which should have been so disclosed.

                               4.12.7.4 Each Contract with any union covering
employees in the bargaining unit represented by such union.

                        4.12.8 Exhibit 4.12.8 -- CLIENT CONTRACTS -- Each Contract between Seller and any client of Seller concerning Seller's services to be provided to such client.

                        4.12.9 Exhibit 4.12.9 -- INSURANCE -- lists each policy of fire, liability and other forms of insurance insuring the assets or operations of Seller and a brief description thereof containing the name of the insurer, types and limits of coverage, and property and locations covered.
Exhibit 4.12.9 also lists all certificates of insurance provided to clients, including the name of the client and the nature and amount of insurance specified.

                        4.12.10 Exhibit 4.12.10 -- LICENSE AGREEMENTS -- lists each license granted to or by Seller with respect to the use of any intangible rights, including, without limitation, computer software (other than "off-the-shelf" software), patents, trade secrets, trademarks or copyrights.


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                        4.12.11 Exhibit 4.12.11 -- DEBT -- lists all Contracts,
including, but not limited to, loan agreements, promissory notes, debt instruments, guarantees and security agreements, concerning any loan, debt or borrowing by Seller or any lien, security interest or encumbrance on Seller's property.

                        4.12.12 Exhibit 4.12.12 -- INTERESTED TRANSACTIONS -- lists any Contract or other arrangements, whether or not reflected on any other Exhibit, between Seller and Shareholder or any affiliate of Shareholder or any person in which Shareholder or any affiliate of Shareholder has a direct or indirect interest.

                        4.12.13 Exhibit 4.12.13 -- VEHICLES -- lists all motor vehicles owned or leased by Seller, whether or not reflected on any other Exhibit.

                        4.12.14 Exhibit 4.12.14 -- BANKING MATTERS -- lists all of Seller's bank, mutual fund and similar accounts and safe deposit boxes, together with the authorized signatures for each such account or box.

                        4.12.15 Exhibit 4.12.15 -- CONSENTS -- lists all notices to or consents or approvals from third parties which are or may be required in connection with the Closing of the Contemplated Transactions (the "Consents").

                  4.13 COPIES OF CONTRACTS AND OTHER DOCUMENTS. Seller has delivered to Purchaser true, correct and complete copies of each Contract reflected on any Exhibit listed in section 4.12 and, to the extent requested by Purchaser, of each other document reflected on any such Exhibit.

                  4.14 NO DEFAULTS. Each of the Contracts reflected on any Exhibit listed in section 4.12 is in full force and effect. Seller is not in default or breach under any of such Contracts, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a breach or default thereunder, or cause the acceleration of any obligation of Seller or result in the creation of any lien, charge or encumbrance upon any asset of Seller. To Seller's or Shareholder's best knowledge, no other party to any of such Contracts is in default or breach under any of such Contracts, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a breach or default thereunder, or cause the acceleration of any obligation of such other party, nor has any such other party given any notice of an intention to terminate or modify any of such Contracts.

                  4.15 NO MATERIAL ADVERSE CHANGES IN BUSINESS OR FINANCIAL CONDITION. Except as identified on Exhibit 4.15, since December 31, 2000 there have been no changes in the financial condition, results of operations, business, assets or prospects of Seller, which changes have been, individually or in the aggregate, materially adverse.

                  4.16 CERTAIN BUSINESS OR FINANCIAL TRANSACTIONS. Since December 31, 2000, Seller has not, except as set forth in Exhibit 4.16:


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                        4.16.1 Mortgaged, pledged or caused to be created a
security interest or other encumbrance in or against any of its property or assets.

                        4.16.2 Declared or authorized any dividends or other distributions which have not been fully paid.

                        4.16.3 Declared, paid or authorized any stock options; profit sharing, pension or retirement contributions; health, disability, accident or life insurance contributions; or created any arrangement or plan for any such option or contribution.

                        4.16.4 Authorized or paid any bonus to any employee.

                        4.16.5 Increased the compensation payable to or to become payable to any employee.

                        4.16.6 Made any change in the basis of computation of any bonus, commission or other compensation or benefit of any employee.

                        4.16.7 Suffered any damage, destruction or loss materially adversely affecting the properties, assets or business of Seller.

                        4.16.8 Sold, assigned or transferred any patents, trademarks, trade names, copyrights, licenses, franchises or other intangible assets or intangible properties of Seller.

                        4.16.9 Disposed of any of its assets except for the sale or disposition of used assets in the ordinary course of business.

                        4.16.10 Engaged in any other transaction other than in the ordinary course of business.

                  4.17 INTERESTED TRANSACTIONS. Except as set forth in Exhibit 4.17, Seller has not sold, distributed, given or otherwise transferred to Shareholder or any person affiliated with or controlled by Shareholder any asset within the two (2) year period preceding the Closing Date.

                  4.18 INTELLECTUAL PROPERTY. Seller owns all of the Intellectual Property. No claim is pending or, to Seller's or Shareholder's best knowledge, threatened to the effect that the operations of Seller infringe upon or conflict with the asserted rights of any other person with respect to any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). Each person who has produced any material Intellectual Property for use by Seller, including, but not limited to, employees and independent contractors, has relinquished, in writing, any claim or right which such person may have to any such Intellectual Property and confirmed Seller's ownership thereof.


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

                  4.19 GOOD WORKING RELATIONSHIPS. Seller enjoys good working relationships with its employees, consultants, suppliers and clients.

                  4.20 FINANCIAL STATEMENTS. The Financial Statements fairly present in accordance with GAAP the financial position of Seller as of the date of each such statement and its results of operations for the period then ended. Seller has no liabilities, matured or unmatured, absolute or contingent, except as reflected in the Financial Statements or incurred in the ordinary course of business since December 31, 2000.

                  4.21 ACCOUNTS RECEIVABLES. Subject to any allowance for doubtful accounts established in accordance with Seller's usual business practices and reflected in the Financial Statements, each of Seller's accounts receivable relates to services rendered by Seller to the debtor client, is valid and is collectible in full in the ordinary course of business.

                  4.22 TAX COMPLIANCE. Seller has duly, accurately and properly filed all necessary tax returns and tax reports (whether with respect to income, sales, withholding or otherwise) which it is required to file with the United States Government, the state of its incorporation, and all other relevant state and local and foreign governmental agencies for all periods to and including the fiscal year ending December 31, 2000, and when and where required, for all periods since that date to the Closing Date. Seller has paid or accrued the taxes shown to be due by all such returns and reports and up to and through the Closing Date. As of the Closing Date, there are no pending claims for unpaid taxes or fines, penalties or interest in respect thereof being asserted against Seller by the Federal Government or any state, local or foreign governmental agency and there is no basis for any such claim. Except as listed in Exhibit 4.22, Seller has never been audited by Federal, state, local or foreign taxing authorities for sales, income, franchise or any other taxes. For purposes of this section 4.22, "tax" means any tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee imposed, assessed or collected by or under the authority of any governmental body, including, but not limited to, income taxes, franchise taxes, sales taxes, unemployment insurance and payroll related taxes ("Tax").

                  4.23 NO LITIGATION OR GOVERNMENTAL INVESTIGATIONS. Except as on Exhibit 4.23, (1) there are no suits at law or in equity, nor any government investigations or proceedings, pending, or, to Seller's or Shareholder's best knowledge, threatened against Seller and (2) there are no suits at law or in equity being investigated by Seller or pending or threatened in favor of Seller.

                  4.24 CLIENTS. Exhibit 4.24 contains a list of Seller's clients, showing annual revenue from each client for the last two full fiscal years and through March 31, 2001 for the present fiscal year.

                  4.25 EMPLOYMENT MATTERS. Except as on Exhibit 4.23 referenced above, there are no claims pending, or, to Seller's or Shareholder's best knowledge, threatened against Seller with respect to any applicant for employment or present or former employee of Seller, nor, to Seller's or Shareholder's best knowledge, does there exist any state of facts which is reasonably likely to give rise to any such claim. With respect to Seller's employees and employee benefit plans and programs:

                        4.25.1 HUMAN RESOURCES COMPLIANCE. Seller is in strict compliance with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours (collectively, "Employment Laws"). Seller has paid all workers' compensation premiums to a private insurer or, if appropriate, has applied to, and has paid and secured coverage from a workers' compensation State Fund.

                        4.25.2 NO UNFAIR LABOR PRACTICE, NO LABOR DISPUTES, ETC.
Seller: (1) is not engaged in any unfair labor practice; (2) is not the subject of any investigation, complaint or proceeding based on any Employment Laws; (3) does not have any unfair labor practice complaints against it pending, or threatened, before the National Labor Relations Board or any other agency; (4) does not have any strikes, labor disputes, slowdowns or stoppages actually pending, or threatened, against or directly affecting it; and (5) does not have any union representation question respecting its employees and no union organizing activities are taking place.

                        4.25.3 NO COLLECTIVE BARGAINING. Seller is not a party to any collective bargaining or other labor agreement(s) with any party on behalf of any of its employees and no petition has been filed for recognition by any collective bargaining agent on behalf of Seller's employees.

                        4.25.4 MULTIEMPLOYER PENSION PLAN. Seller has never and does not presently contribute to any "multiemployer pension plan" (as defined in section 3(37) of ERISA).

                        4.25.5 BENEFITS PLANS. Except as provided in Exhibit 4.25.5:

                               4.25.5.1 Seller has delivered to Purchaser a true
and complete copy of each Benefit Plan and any related funding agreements, including all amendments, supplements, and modifications thereto (and Exhibit
4.25.5 includes a description of any such item that is not in writing), all of which are legally valid and binding and in full force and effect, and there are no defaults thereunder, notwithstanding the termination of the Benefit Plans prior to the Closing Date;

                               4.25.5.2 Seller has delivered to Purchaser a true
and complete copy of the most recent annual report and actuarial report for each Benefit Plan, and the Internal Revenue Service determination letter, if any, for each Benefit Plan and each amendment thereto;

                               4.25.5.3 all contributions required to be made to
each Benefit Plan under the terms of that Benefit Plan, ERISA, or other applicable law have been timely made. In the case of each Benefit Plan that is subject to Title 1, Subtitle B, Part 3 of ERISA, the net fair market value of the assets held to fund that Benefit Plan as of the Closing

Date exceeds the actuarial present value of all accrued benefits, both vested and non-vested (based upon projected earnings increases of five percent (5%) per annum, in the case of a final pay plan), under that Benefit Plan as of the Closing Date;

                               4.25.5.4 each Benefit Plan complies currently,
and has complied in the past, in form and operation, with the applicable provisions of ERISA, the Code, and other applicable law (including foreign law);

                               4.25.5.5 no excise tax is due or owing from
Seller with respect to any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) relating to any Benefit Plan. No amount is due or owing from Seller to the Pension Benefit Guaranty Corporation under title IV of ERISA for any reason, or to any "multiemployer pension plan" (as defined in section 3(37) of ERISA) on account of any withdrawal therefrom; and

                               4.25.5.6 since September 2, 1974, Seller has not
terminated any employee benefit plan subject to title IV of ERISA for which a Notice of Sufficiency has not been issued by the Pension Benefit Guaranty Corporation.

                        4.25.6 COBRA COMPLIANCE. Seller is, and at all pertinent times has been, in compliance with COBRA and any and all other applicable state and Federal laws, rules and regulations requiring Seller to offer the option of continuing health insurance coverage to employees of Seller and their family members.

                        4.25.7 NO COMPLAINTS. With respect to clauses 1 through 6 of this section 4.25, there are no complaints, charges, claims, litigations, investigations or administrative proceedings filed, pending or, to Seller's or Shareholder's best knowledge, threatened.

                  4.26 NO BROKERS, FINDERS, ETC. Except Summit Resources, Ltd. ("Summit"), neither Seller nor Shareholder has not dealt with any broker, finder or other person who performed brokerage, finder or other similar services in connection with this Agreement, nor does either Seller or Shareholder know of any person that has any basis for claiming any brokerage, finders or similar fees against Seller or Shareholder in connection with this Agreement. Seller and Shareholder are responsible for the payment of all fees of Summit.

                  4.27 NO MATERIAL OMISSION. No representation or warranty by Seller or Shareholder in this Agreement, nor any statement, certificate or Exhibit furnished or to be furnished by Seller or Shareholder pursuant to this Agreement or any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES: Purchaser represents and warrants to Seller the matters set forth below. These are continuing representations and warranties, and shall survive the Closing as provided in section 8.5, notwithstanding any investigation by
            Seller:

                  5.1 CORPORATE STRUCTURE. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own its property and operate its business as and where such is now being conducted.

                  5.2 NO CONFLICT. The execution and delivery of this Agreement and the documents to be executed and delivered pursuant to this Agreement to accomplish the Closing of the Contemplated Transactions do not and will not on the Closing Date (1) conflict, contravene or violate any provision of Purchaser's Certificate of Incorporation or By-Laws or any resolution adopted by the board of directors of Purchaser; (2) result in a breach by Purchaser, or constitute a default under, or permit the termination of, or cause the acceleration of the maturity of, any of the terms, conditions, or provisions of any Contract to which Purchaser is a party or by which Purchaser or its assets may be bound or affected; (3) violate any statute, law, regulation, judgment, order, writ, injunction, decree or demand of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, to which Purchaser is named as a party; (4) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever; or (5) cause Seller to become subject to, or to become liable for the payment of, any Tax.

                  5.3 AUTHORIZATION. Purchaser has full corporate power and authority to enter into this Agreement and any Contract provided for herein and to carry out the Contemplated Transactions. The board of directors of Purchaser has duly authorized and approved the execution, delivery and performance of this Agreement, each Contract and document provided for herein and the Contemplated Transactions, and no other corporate proceedings on the part of Purchaser are necessary to authorize and approve such execution, delivery and performance. This Agreement and each Contract provided for herein to which Purchaser is a party has been duly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy laws or similar laws affecting creditors' rights generally).

                  5.4 NO BROKERS, FINDERS, ETC. Purchaser has not dealt with any broker, finder or other person who performed brokerage, finder or other similar services in connection with this Agreement, and does not know of any person that has any basis for claiming any brokerage, finders or similar fees against Purchaser in connection with this Agreement.

6.          DOCUMENTS TO BE DELIVERED AT CLOSING.

                  6.1 BY OR ON BEHALF OF SELLER. At the Closing, Seller will cause the following items to be delivered to Purchaser:

                        6.1.1 A Bill of Sale with respect to the Purchased
Assets.

                        6.1.2 The Assumption Agreement (which assigns the Assigned Contracts to Purchaser).

                        6.1.3 The Consents.

                        6.1.4 A Consulting and Non-Competition Agreement among the parties requiring (1) Seller to provide ceratin consulting services to Purchaser and (2) Seller and Shareholder to refrain from competing with Purchaser in connection with the Business, all as more fully set forth in such Agreement (the "Consulting Agreement").

                        6.1.5 An opinion of counsel from Leonard S. Teiber, Esq. dated as of the Closing Date with respect to certain matters concerning Seller and Shareholder.

                        6.1.6 Evidence that all liens, if any, on the Purchased Assets have been released.

                        6.1.7 A certificate executed by the Secretary of Seller
(1) identifying those persons who are the officers and directors of Seller as of the Closing Date and (2) certifying resolutions of the board of directors and shareholders of Seller approving this Agreement and authorizing the consummation of the Contemplated Transactions.

                        6.1.8 Any other documents signed by the appropriate officers and directors of Seller requested by Purchaser and necessary or desirable in order to accomplish the Closing of the Contemplated Transactions.

                  6.2 BY OR ON BEHALF OF SHAREHOLDER. At the Closing, Shareholder will cause the following items to be delivered to Purchaser:

                        6.2.1 The Consulting Agreement.

                        6.2.2 A certificate executed by the Secretary of Shareholder (1) identifying those persons who are the officers and directors of Shareholder as of the Closing Date and (2) certifying resolutions of the board of directors of Shareholder approving this Agreement and authorizing the consummation of the Contemplated Transactions.

                        6.2.3 Any other documents signed by the appropriate officers and directors of Shareholder requested by Purchaser and necessary or desirable in order to accomplish the Closing of the Contemplated Transactions.

                  6.3 BY OR ON BEHALF OF PURCHASER. At the Closing, Purchaser will cause the following items to be delivered to Seller:

                        6.3.1 The Closing Payment.

                        6.3.2 The Assumption Agreement (with respect to the Assumed Liabilities).

                        6.3.3 The Consulting Agreement, together with the Up Front Payment provided for therein.

                        6.3.4 An opinion of counsel from the law firm of Wolf Haldenstein Adler Freeman & Herz LLP dated as of the Closing Date with respect to certain matters concerning Purchaser and Guarantor (as defined at the conclusion to this Agreement.

                        6.3.5 A certificate executed by the Secretary of Purchaser (1) identifying those persons who are the officers and directors of Purchaser as of the Closing Date and (2) certifying resolutions of the board of directors of Purchaser approving this Agreement and authorizing the consummation of the Contemplated Transactions.

                        6.3.6 Any other documents signed by the appropriate officers and directors of Purchaser requested by Seller and necessary or desirable in order to accomplish the Closing of the Contemplated Transactions.

                  6.4 FORM OF CLOSING DOCUMENTS. Each of the closing documents required to be delivered pursuant to this section 6 shall be in form and substance satisfactory to the recipient of such document.

7.          POST CLOSING COVENANTS.  From and after the Closing Date:

                  7.1 FURTHER ASSURANCES BY SELLER AND SHAREHOLDER. Each of Seller and Shareholder will, upon request of Purchaser from time to time, execute and deliver, and use its Best Efforts to cause other persons to execute and deliver, to Purchaser all such further documents and instruments, and will do such other acts, as Purchaser may reasonably request more completely to consummate and make effective the Closing of the Contemplated Transactions.

                  7.2 FURTHER ASSURANCES BY PURCHASER. Purchaser will, upon request of Seller or Shareholder from time to time, execute and deliver, and use its Best Efforts to cause other persons to execute and deliver, to Seller all such further documents and instruments, and will do such other acts, as Seller may reasonably request more completely to consummate and make effective the Closing of the Contemplated Transactions.

                  7.3 COMMUNICATION WITH CLIENTS. If Purchaser requests, Seller shall deliver to Purchaser, or directly to Seller's clients, a letter executed by Seller in form and substance acceptable to Purchaser pursuant to which Seller shall advise each addressee that the Seller's Business has been transferred to Purchaser.

8.          INDEMNIFICATION.

                  8.1 BY SELLER AND SHAREHOLDER. Seller and Shareholder, jointly and severally, agree to indemnify, defend, release and hold Purchaser, its affiliates, subsidiaries or related companies, and their officers, directors, employees, representatives and agents, harmless from and against any and all damages, losses (including loss of goodwill and damage to reputation), penalties, interest obligations, Tax liabilities and other liabilities, claims, judgments, causes of action, deficiencies, costs and expenses (including reasonable attorneys' fees and other costs) (collectively, "Claims"), asserted against or incurred or required to be paid by Purchaser or any other indemnified person on account of or incident or pursuant to: (1) breach of any representation, warranty, covenant or agreement made by Seller or Shareholder in this Agreement or in any Contract or document delivered pursuant to or in connection with this Agreement; (2) the operation of Seller's business or the ownership, maintenance, use or operation of Seller's assets prior to the Closing; (3) the failure of Seller or Purchaser to comply with applicable bulk transfer laws, to the extent such failure causes Purchaser to be liable for liabilities of Seller other than the liabilities which Purchaser specifically assumes pursuant to this Agreement; and (4) any and all lawsuits against Seller or involving any of the assets of Seller which are based on a cause of action arising before the Closing Date.

                  8.2 BY PURCHASER. Purchaser agrees to indemnify, defend, release and hold Shareholder, Seller and Seller's officers, directors, employees, representatives and agents harmless from and against any and all Claims asserted against, incurred or required to be paid by Seller or any other indemnified person on account of or incident to: (1) breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement or in any Contract or document delivered pursuant to or in connection with this Agreement; (2) the business or operations of Purchaser before, at or after the date of this Agreement; and (3) the ownership, maintenance, use or operation of the Purchased Assets after the Closing.

                  8.3   INDEMNIFICATION PROCEDURE.

                        8.3.1 NOTICE. With respect to any matter for which indemnification is claimed pursuant to section 8.1, the indemnified person(s) will notify Seller and Shareholder in writing promptly after becoming aware of such matter. With respect to any matter for which indemnification is claimed pursuant to section 8.2, the indemnified person(s) will notify Purchaser in writing promptly after becoming aware of such matter. A failure or delay to promptly notify an indemnifying person of a Claim will only relieve such person of its obligation pursuant to this section 8 to the extent, if at all, that such person is prejudiced by reason of such failure or delay.

                        8.3.2 DEFENSE OF CLAIM. Promptly after receipt of any notice pursuant to section 8.3.1, the indemnifying person(s) shall defend, contest, settle, compromise or otherwise protect the indemnified person(s) against any such Claim at its (their) own cost and expense. Each indemnified person will have the right, but not the obligation, to participate, at its own expense, in the defense by counsel of its own choosing; provided, however, that the indemnifying person will be entitled to control the defense unless the indemnified person has relieved the indemnifying person in writing from liability with respect to the particular matter. The indemnified person shall reasonably cooperate with the indemnifying person's requests, and at the indemnifying person's expense (including, but not limited to, indemnifying person's paying or reimbursing the indemnified person's reasonable attorneys' fees and investigation expenses), concerning the defense of the Claim.

                        8.3.3 FAILURE TO DEFEND. If the indemnifying person does not timely defend, contest or otherwise protect against a Claim after receipt of the required notice, the indemnified person will have the right, but not the obligation, to defend, contest or otherwise protect against the same, make any compromise or settlement thereof, and recover the entire cost thereof from the indemnifying person, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation and Claim.

                  8.4 RIGHT OF SET-OFF. Purchaser may, in addition to any other remedy available to Purchaser at law or in equity, withhold and set-off against any and all amounts payable to Seller and/or Shareholder with respect to the Deferred Payment and/or the Consulting Agreement any amounts for which Purchaser is due indemnification pursuant to this Agreement. Any claim by Purchaser for such a set off shall be made in good faith, and Purchaser shall not set off more than the amount reasonably claimed. Purchaser shall not assert a right of set off pursuant to this section 8.4 unless Purchaser shall have previously (1) given the notice required pursuant to section 8.3 with respect to the indemnification claim at issue and (2) afforded the indemnifying person(s) an opportunity to satisfy or compromise such indemnification claim or otherwise cure the breach associated therewith.

                  8.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding anything in this Agreement to the contrary, the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two (2) years only.

9. ATTORNEYS' FEES. If any party resorts to legal action to enforce any of its rights pursuant to this Agreement, the prevailing party will be entitled to recover its costs and expenses associated with such legal action including, but not limited to, court costs and reasonable attorneys' fees at trial or appeal.

10.         MISCELLANEOUS.

                  10.1 NOTICES. Any notice or other communication given or made pursuant to this Agreement must be in writing and shall be delivered to the party to whom intended at the address set forth above (or at such other address as such party may designate by proper notice) by personal delivery, by telecopier, by nationally recognized courier (Federal Express, Express Mail, DHL, etc.) or by certified or registered mail, postage prepaid, and shall be deemed given when personally delivered or sent by telecopier or two (2) business days after deposit with a courier or five (5) business days after mailing. Copies of all notices shall be given to:

                                Mark Silverstein
                    Wolf Haldenstein Adler Freeman & Herz LLP
                               270 Madison Avenue
                                    Suite 900
                            New York, New York 10016

                           Telecopier: (212) 686-0114

or such other address as may be designated by Purchaser from time to time and

                             Leonard S. Teiber, Esq.
                             3333 N. Campbell Avenue
                                    Suite 12
                              Tucson, Arizona 85719

                           Telecopier: (520) 321-0668

or such other address as may be designated by Seller (on behalf or Seller and Shareholder) from time to time.

                  10.2 ENTIRE AGREEMENT. This Agreement represents the entire agreement among the parties regarding the subject matter hereof and supersedes in all respects any and all prior oral or written agreements or understandings among them pertaining to the subject matter of this Agreement (including, but not limited to, that certain letter of understanding dated March 26, 2001 and that certain Confidentiality Agreement between Purchaser and Summit (on behalf of Seller) executed on or about January 12, 2001). There are no representations, warranties or covenants among the parties with respect to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement cannot be modified or terminated, nor may any of its provisions be waived, except by a written instrument signed by the party(ies) against which enforcement is sought. Any waiver by any party of the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver thereof for the future, but shall be considered a waiver only in the particular instance, for the particular purpose, and at the time when and for which it is given.

                  10.3 GOVERNING LAW. This Agreement has been made and entered into in the State of New York and shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of New York.

                  10.4 SUCCESSORS; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective parties, their successors, assigns, heirs, legatees, executors, administrators and legal representatives ("Successors") and any Successor shall be deemed a party to this Agreement upon such Successor's receipt of any interest in this Agreement. Whenever a party is referred to in this Agreement, such reference shall include reference to such party's Successors.

                  10.5 CAPTIONS. Headings contained in this Agreement have been inserted for reference purposes only and shall not be considered part of this Agreement in construing this Agreement.

                  10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

                  10.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

                  10.8 TERMINOLOGY. Unless the context clearly indicates otherwise, terms used in this Agreement in the masculine include the feminine and the neuter, terms used in the singular include the plural and terms used in the plural include the singular.

            IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the date stated at the beginning of this Agreement.

DF ACQUISITION CORP.                         DELTAFORCE PERSONNEL SERVICES, INC.


By:_________________________________         By:________________________________
   Philip E. Jakeway, III, President            Name:
                                                Title:


5B TECHNOLOGIES CORPORATION


By:_________________________________
   Name:
   Title:

                      GUARANTY BY THE SUPPORTING CAST, INC.


The undersigned, THE SUPPORTING CAST, INC. ("Guarantor"), a New York corporation and the sole shareholder of Purchaser, hereby guarantees to Seller the full and prompt payment and performance of Purchaser's obligations with respect to (1) the Deferred Payment provided in section 3.2.2, (2) the indemnification obligations of Purchaser provided in section 8.2, and (3) the obligation of Purchaser to turn over Seller's accounts receivable as provided in sections
2.3.4 and 2.4 (the "Accounts Receivable Obligation"). Except as provided in the following paragraph, the obligations of Guarantor under this guaranty shall be absolute and unconditional and shall remain in full force and effect until every payment, obligation or liability guaranteed hereunder shall have been fully and finally paid and performed. Guarantor further guarantees that all payments made by Purchaser with respect to any liabilities hereby guaranteed by Guarantor will, when made, be final and agrees that if any such payment is recovered from or repaid by Seller in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Purchaser (a "Bankruptcy Proceeding"), this guaranty shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such liabilities. The obligations of Guarantor under this guaranty shall not be affected, modified or impaired upon the happening from time to time of any amendment or modification of this Agreement, whether or not with notice to, or consent of, Guarantor.

In the event that Purchaser (1) is the subject of a Bankruptcy Proceeding or (2) ceases to operate the Business, and, in any event with respect to the Accounts Receivable Obligation, then Seller shall have the right to proceed first and directly against Guarantor under this guaranty without proceeding against or exhausting any other remedies which Seller may have and without resorting to any other security held by Seller. In all other events of an alleged default by Purchaser with respect to a guaranteed obligation, Seller shall be obligated to obtain a judgment against Purchaser which remains unsatisfied after ten (10) business days before proceeding against Guarantor. Guarantor hereby expressly waives, to the extent permitted by law, demand, presentment, protest, and notice of the acceptance of this guaranty and of any extensions granted or other action taken in reliance hereon and all other demands and notices of any description in connection with this guaranty, the liabilities hereunder or otherwise. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

This guaranty is entered into by Guarantor for the benefit of Seller and Shareholder, and their respective successors and assigns, all of whom shall be entitled to enforce performance and observance of this guaranty. Section 9 of this Agreement shall apply with equal force and effect as between Guarantor and Seller with respect to this guaranty.

THE SUPPORTING CAST, INC.


By:_________________________________
   Philip E. Jakeway, III, President

                                  EXHIBIT LIST


            2.3     Additional Excluded Assets.

            3.3.2   Office Space.

            3.4     Allocation of Purchase Price.

            4.1.1A  Seller's Qualifications.

            4.1.1B  Seller's Certificate of Incorporation and By-Laws.

            4.1.2   Shareholder's Articles of Incorporation and By-Laws.

            4.10    Tangible Assets.

            4.11    Regulatory Compliance.

            4.12.1  Real Property Leases.

            4.12.2  Personal Property Leases.

            4.12.3  Intangible Property.

            4.12.4  Miscellaneous Contracts.

            4.12.5  Permits.

            4.12.6  Employees.

            4.12.7  Employment Agreements.

            4.12.8  Client Contracts.

            4.12.9  Insurance.

            4.12.10 License Agreements.

            4.12.11 Debt.

            4.12.12 Interested Transactions.

            4.12.13 Vehicles.

            4.12.14 Banking Matters.

            4.12.15 Consents.

            4.15    No Material Adverse Changes in Business or Financial
                    Condition.

            4.16    Certain Business or Financial Transactions.

            4.17    Interested Transactions

            4.22    Tax Compliance/Audits.

            4.23    Pending or Threatened Litigations or Investigations.

            4.24    Clients.

            4.25.5  Benefit Plans.



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